BARCLAYS ETN+ LEVERAGED AND

IN VERSE EXCHANGE TRADED NOTES

Performance Update

Performance

Ticker Initial Leverage CINV Latest Participation Performance YTD

Since Inception

BXUB 3 82.84 2.22 65.68% 13.84%

BXUC 2 144.18 1.7 44.18% 10.32%

BXDB -1 76.57 1.6 -23.43% -8.35%

BXDC -2 35.67 4.59 -46.50% -20.63%

BXDD -3 15.22 12.09 -69.56% -40.62%

Performance

Market Data Initial Index Level Current Index Level Performance YTD

Since Inception

S&P 500 TR 1825.18 2239.44—22.70% 5.92%

20% 40% 60% 80% 100% 120% 140% 160% 180%

17-Nov

18-Dec

18-Jan

18-Feb

21-Mar

21-Apr

22-May

22-Jun

23-Jul

23-Aug

23-Sep

24-Oct

24-Nov

25-Dec

25-Jan

25-Feb

28-Mar

BXDD BXDC BXDB SPXT BXUC BXUB

Index

1Source: Bloomberg, As of March 31, 2011

Historical results are not indicative of future performance

Free Writing Prospectus Filed Pursuant to R ule 433

(To Prospectus dated August 31, 2010 and the Registration No. 333-169119

Prospectus Supplement dated August 31, 2010) April 4, 2011

BARCLAYS ETN+ LONG NOTES
LINKED TO THE S&P 500® TOTAL RETURN INDEX

Note Details	
Ticker	BXUB
IIV Ticker	BXUB.IV
Closing Note Value	BXUBRD.NV
Participation	BXUBPT.NV
Financing Level	BXUBFL.NV
Index Exposure	BXUBIX.NV
Primary Exchange	NYSE Arca
CUSIP	06740H674
Financing Rate	T-Bills[2] +0.75%
Inception Date	November 17, 2009
Maturity Date	November 20, 2014
Issue Price	$50
Index	S&P 500® Total Return Index℠
Stop Loss	$10[3]

Issuer Details	
Barclays Bank PLC long-term, unsecured obligations*	
S&P Rating	AA-
Moody's Rating	Aa3

*The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

Key Features as of March 31, 2011 – BXUB

Latest Participation[6] = 2.22

Index at launch = 1,825.18



$200
$175
$150
$125
$100
$75
$50
$25
$0
Financing Level $101.21
Redemption Value $82.84
Index Exposure $184.05

See Prospectus for definition of terms

BXUB PERFORMANCE UPDATE

Overview

Barclays ETN+ Long B Leveraged Exchange Traded Notes (the "Securities") that Barclays Bank PLC may issue from time to time are linked to the S&P 500® Total Return Index℠ (the "Index"). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption[1]. Unless a stop loss[3] termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the performance of the Index, less the accrued financing charges applied by Barclays Bank PLC.

S&P 500® Total Return Index℠

The S&P 500® Index℠ is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return Index℠ is a total return Index that reflects both changes in the prices of stocks in the S&P 500® Index℠ as well as the reinvestment of the dividend income[4] from its underlying stocks.

S&P 500® Total Return Index℠ and BXUB Historical Performance
November 17, 2009–March 31, 2011



BXUB
S&P 500 Total Return
180%
160%
140%
120%
100%
80%
60%
17-Nov
18-Dec
18-Jan
18-Feb
21-Mar
21-Apr
22-May
22-Jun
23-Jul
23-Aug
23-Sep
24-Oct
24-Nov
25-Dec
25-Jan
25-Feb
28-Mar

Sources: Bloomberg 11/17/2009–03/31/2011 (based on daily Index levels)

Past performance is not indicative of future results

[1] An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

[2] Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. "T-bills" refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

[3] There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

[4] Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. "Special dividends" are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as "special", "extra", "year-end", or "return of capital". Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. "Special dividends" are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

[5] Source: Bloomberg, as of March 31, 2011.

[6] The "participation" of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index *relative to* (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

BARCLAYS ETN+ LONG NOTES
LINKED TO THE S&P 500® TOTAL RETURN INDEX

Note Details	
Ticker	BXUC
IIV Ticker	BXUC.IV
Closing Note Value	BXUCRD.NV
Participation	BXUCPT.NV
Financing Level	BXUCFL.NV
Index Exposure	BXUCIX.NV
Primary Exchange	NYSE Arca
CUSIP	06740H666
Financing Rate	T-Bills[2] +0.75%
Inception Date	November 17, 2009
Maturity Date	November 20, 2014
Issue Price	$100
Index	S&P 500® Total Return Index℠
Stop Loss	$10[3]

Issuer Details	
Barclays Bank PLC long-term, unsecured obligations*	
S&P Rating	AA-
Moody's Rating	Aa3

*The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

Key Features as of March 31, 2011 – BXUC

Latest Participation[6] = 1.70

Index at launch = 1,825.18



$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
Financing Level $101.21
Redemption Value $144.18
Index Exposure $245.39

See Prospectus for definition of terms

BXUC PERFORMANCE UPDATE

Overview

Barclays ETN+ Long C Leveraged Exchange Traded Notes (the "Securities") that Barclays Bank PLC may issue from time to time are linked to the S&P 500® Total Return Index℠ (the "Index"). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption[1]. Unless a stop loss[3] termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the performance of the Index, less the accrued financing charges applied by Barclays Bank PLC.

S&P 500® Total Return Index℠

The S&P 500® Index℠ is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return Index℠ is a total return Index that reflects both changes in the prices of stocks in the S&P 500® Index℠ as well as the reinvestment of the dividend income[4] from its underlying stocks.

S&P 500® Total Return Index℠ and BXUC Historical Performance
November 17, 2009–March 31, 2011



BXUC
S&P 500 Total Return
160%
150%
140%
130%
120%
110%
100%
90%
80%
70%
60%
17-Nov
18-Dec
18-Jan
18-Feb
21-Mar
21-Apr
22-May
22-Jun
23-Jul
23-Aug
23-Sep
24-Oct
24-Nov
25-Dec
25-Jan
25-Feb
28-Mar

Sources: Bloomberg 11/17/2009–03/31/2011 (based on daily Index levels)

Past performance is not indicative of future results

[1] An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

[2] Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. "T-bills" refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

[3] There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

[4] Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. "Special dividends" are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as "special", "extra", "year-end", or "return of capital". Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. "Special dividends" are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

[5] Source: Bloomberg, as of March 31, 2011.

[6] The "participation" of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index *relative to* (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

bARCLAYS etn+ SHoRt noteS

LInKeD to tHe S&P 500® totAL RetURn InDeX

Note Details

Ticker BXDB

IIV Ticker BXDB.IV

Closing Note Value BXDBRD .NV

Participation BXDBPT.NV

T-Bill Amount BXDBTB.NV

Index Exposure BXDBIX.NV

Primary Exchange NYSE Arca

CUSIP 06740H658

Interest Rate T-Bills2 -0.40%

Inception Date November 17, 2009

Maturity Date November 20, 2014

Issue Price $100

Index S&P 500® Total Return

IndexSM

Stop Loss $103

Issuer Details

Barclays Bank PLC long-term, unsecured obligations*

S&P Rating AA-

Moody’s Rating Aa3

*The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

BXDB PERFORMANCE UPDATE Overview

Barclays ETN+ Short B Leveraged Exchange Traded Notes (the “Securities”) that Barclays Bank PLC may issue from time to time are linked to the inverse performance of the S&P 500® Total Return IndexSM (the “Index”). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption1. Unless a stop loss3 termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the inverse performance of the Index, less the accrued fees and plus accrued interest applied by Barclays Bank PLC.

S&P 500® Total Return IndexSM

The S&P 500® IndexSM is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return IndexSM is a total return Index that reflects both changes in the prices of stocks in the S&P 500® IndexSM as well as the reinvestment of the dividend income4 from its underlying stocks.

S&P 500® Total Return IndexSM and BXDB Historical Performance November 17, 2009–March 31, 2011

60% 70% 80% 90% 100% 110% 120% 130% 140%

17-Nov

18-Dec

18-Jan BXDB

18-Feb

S&P

21-Mar 500

Total

21-Apr

Return

22-May

22-Jun

23-Jul

23-Aug

23-Sep

24-Oct

24-Nov

25-Dec

25-Jan

25-Feb

28-Mar

Key Features as of

March 31, 2011 – BXDB

Latest Participation6 = 1.60

Index at launch = 1,825.18

$225

$200

$175

$150 IndexIndex

Exposurexpo re T-Bills

$125 $122.7.65 Amount T-Bills

$100 Amount

$199.31

$75 $199.26

$50 RedemptionRedemption

Valuelue

$25 $76. $76.57 66

$0

See Prospectus for definition of terms

Sources: Bloomberg 11/17/2009–03/31/2011 (based on daily Index levels)

Past performance is not indicative of future results

1A n investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

2 Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. “T-bills” refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

3 There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

4Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. “ Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

5Source: Bloomberg, as of March 31, 2011.

6 The “participation” of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index relative to (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

BARCLAYS ETN+ SHORT NOTES
LINKED TO THE S&P 500® TOTAL RETURN INDEX

Note Details	
Ticker	BXDC
IIV Ticker	BXDC.IV
Closing Note Value	BXDCRD.NV
Participation	BXDCPT.NV
T-Bill Amount	BXDCTB.NV
Index Exposure	BXDCIX.NV
Primary Exchange	NYSE Arca
CUSIP	06740H641
Interest Rate	T-Bills[2] -0.40%
Inception Date	November 17, 2009
Maturity Date	November 20, 2014
Issue Price	$66.67
Index	S&P 500® Total Return Index℠
Stop Loss	$10[3]

Issuer Details	
Barclays Bank PLC long-term, unsecured obligations*	
S&P Rating	AA-
Moody's Rating	Aa3

*The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

Key Features as of March 31, 2011 – BXDC

Latest Participation[6] = 4.59

Index at launch = 1,825.18



$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
Index Exposure $163.6
Redemption Value $35.67
T-Bills Amount $199.27

See Prospectus for definition of terms

BXDC PERFORMANCE UPDATE

Overview

Barclays ETN+ Short C Leveraged Exchange Traded Notes (the "Securities") that Barclays Bank PLC may issue from time to time are linked to the inverse performance of the S&P 500® Total Return Index℠ (the "Index"). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption[1]. Unless a stop loss[3] termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the inverse performance of the Index, less the accrued fees and plus accrued interest applied by Barclays Bank PLC.

S&P 500® Total Return Index℠

The S&P 500® Index℠ is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return Index℠ is a total return Index that reflects both changes in the prices of stocks in the S&P 500® Index℠ as well as the reinvestment of the dividend income[4] from its underlying stocks.

S&P 500® Total Return Index℠ and BXDC Historical Performance
November 17, 2009–March 31, 2011



BXDC
S&P 500 Total Return
140%
130%
120%
110%
100%
90%
80%
70%
60%
50%
40%
17-Nov
18-Dec
18-Jan
18-Feb
21-Mar
21-Apr
22-May
22-Jun
23-Jul
23-Aug
23-Sep
24-Oct
24-Nov
25-Dec
25-Jan
25-Feb
28-Mar

Sources: Bloomberg 11/17/2009–03/31/2011 (based on daily Index levels)

Past performance is not indicative of future results

[1] An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

[2] Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. "T-bills" refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

[3] There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

[4] Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. "Special dividends" are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as "special", "extra", "year-end", or "return of capital". Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. "Special dividends" are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

[5] Source: Bloomberg, as of March 31, 2011.

[6] The "participation" of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index *relative to* (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

BARCLAYS ETN+ SHORT NOTES
LINKED TO THE S&P 500® TOTAL RETURN INDEX

Note Details	
Ticker	BXDD
IIV Ticker	BXDD.IV
Closing Note Value	BXDDRD.NV
Participation	BXDDPT.NV
T-Bill Amount	BXDDTB.NV
Index Exposure	BXDDIX.NV
Primary Exchange	NYSE Arca
CUSIP	06740H633
Interest Rate	T-Bills[2] -0.40%
Inception Date	November 17, 2009
Maturity Date	November 20, 2014
Issue Price	$50
Index	S&P 500® Total Return Index℠
Stop Loss	$10[3]

Issuer Details	
Barclays Bank PLC long-term, unsecured obligations*	
S&P Rating	AA-
Moody's Rating	Aa3

*The Barclays ETN+ notes are not rated, but rely on the ratings of their issuer, Barclays Bank PLC. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the Barclays ETN+ notes.

Key Features as of March 31, 2011 – BXDD

Latest Participation[6] = 12.09

Index at launch = 1,825.18



$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
Index Exposure $184.05
Redemption Value $15.22
T-Bills Amount $199.26

See Prospectus for definition of terms

BXDD PERFORMANCE UPDATE

Overview

Barclays ETN+ Short D Leveraged Exchange Traded Notes (the "Securities") that Barclays Bank PLC may issue from time to time are linked to the inverse performance of the S&P 500® Total Return Index℠ (the "Index"). The Securities do not pay any interest during their term and do not guarantee any return of principal at maturity or upon redemption[1]. Unless a stop loss[3] termination event occurs, you will receive a cash payment at maturity or upon redemption based on a leveraged participation in the inverse performance of the Index, less the accrued fees and plus accrued interest applied by Barclays Bank PLC.

S&P 500® Total Return Index℠

The S&P 500® Index℠ is a collection of US equities representing a broad industry mix in the overall stock population of the US equity market. The S&P 500® Total Return Index℠ is a total return Index that reflects both changes in the prices of stocks in the S&P 500® Index℠ as well as the reinvestment of the dividend income[4] from its underlying stocks.

S&P 500® Total Return Index℠ and BXDD Historical Performance
November 17, 2009–March 31, 2011



BXDD
S&P 500 Total Return
140%
130%
120%
110%
100%
90%
80%
70%
60%
50%
40%
30%
20%
17-Nov
18-Dec
18-Jan
18-Feb
21-Mar
21-Apr
22-May
22-Jun
23-Jul
23-Aug
23-Sep
24-Oct
24-Nov
25-Dec
25-Jan
25-Feb
28-Mar

Sources: Bloomberg 11/17/2009–03/31/2011 (based on daily Index levels)

Past performance is not indicative of future results

[1] An investor may redeem the Securities on a daily basis directly to the issuer, Barclays Bank PLC, provided that the investor presents at least 25,000 of the securities for redemption and follows the procedures described in the relevant pricing supplement.

[2] Unlike most funds or ETFs, the Barclays ETN+ notes do not charge a fixed fee on the value of each Security; instead they charge an annualized fee based on notional cash amounts underlying each Security. "T-bills" refers here to the most recent weekly high discount rate for 91-day US Treasury Bills effective on the relevant preceding business day in New York City.

[3] There will be an automatic redemption of any series of Barclays ETN+ notes (in whole only, but not in part) if, on any index business day prior to or on the final valuation date, the intraday indicative note value is less than or equal to $10.00 for each Security. Before investing in Barclays ETN+ notes, investors should read full the pricing supplement for each Barclays ETN+ note, available through visiting www.sec.gov and www.barx-is.com.

[4] Specifically, in calculating the Index, ordinary cash dividends are applied on the ex-dividend date. "Special dividends" are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as "special", "extra", "year-end", or "return of capital". Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. "Special dividends" are treated as corporate actions with offsetting price and divisor adjustments; the Index reflects both ordinary and special dividends.

[5] Source: Bloomberg, as of March 31, 2011.

[6] The "participation" of the Securities is intended to approximate the ratio of (1) the value of the notional exposure per Security to the performance of the underlying Index *relative to* (2) the value of each Security. The participation value serves to approximate the variable multiple of returns in the Index performance that will be reflected in the value of the Securities on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for your Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of your Securities.

I M PORTANT INFORMATION:

An investment in Barclays ETN+ notes involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus supplement and pricing supplement.

Factors that may affect notes linked to ETN+ Notes

Unpredictable factors may affect notes linked to ETN+ notes (the “Securities”), including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the Securities or its reference asset.

The Securities are not secured and are riskier than ordinary debt securities

The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. Risks of investing in the Securities may include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in the reference asset. The investor fee will reduce the amount of your return at maturity or on redemption. An investment in the Securities may not be suitable for all investors.

The principal invested may be fully exposed to any change in the reference index if the Securities are not 100% principal protected. The investor should be willing to hold the Securities until maturity. If the investor sells the Security before maturity, the investor may have to do so at a substantial discount from the issue price, and as a result, the investor may suffer substantial losses. The price, if any, at which the investor will be able to sell the Security prior to maturity may be substantially less than the amount originally invested in the Securities, depending upon the level, value or price of the reference asset at the time of the sale.

Markets may become disrupted

Local market disruptions can have a global effect. Market disruption can adversely affect the performance of a reference asset linked to the Securities.

Secondary market

Although the Securities will be listed on a national securities exchange there may not be a secondary market for the Securities. If a secondary market exists, prices in that market may be lower than the issue price or purchase price of the Securities.

Credit risk

A decline in Barclays’ creditworthiness will reduce the market value of the Securities. If Barclays becomes insolvent it will not be able to meet its payment obligations under the Securities.

Credit ratings

A rating is not a recommendation as to Barclays’ creditworthiness or the risks, returns or suitability of the Securities. Credit ratings may be lowered or withdrawn without notice.

Volatility

The level of change in value of the Securities is its “volatility”. The Securities’ volatility may be affected by performance of the applicable reference index, along with financial, political and economic events and other market conditions.

Complexity

The products described are complex, and their return may differ from those of the applicable reference index.

Conflicts of interest

Barclays general trading and hedging activity may adversely affect the Securities. Barclays and its associates may have positions or deal in financial instruments identical or similar to those described herein. Barclays and its associates may also act in various capacities or functions in relation to the Securities described in this presentation.

Hedging

Barclays may at any time establish, maintain, adjust or unwind hedge positions in respect of its obligations under the Securities, but it is not obliged to do so. Hedging activity may adversely affect the value of reference assets underlying the Securities and the performance of the Securities.

Barclays Bank PLC has filed a registration statement (including a prospectus and a prospectus supplement) with the US Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus, prospectus supplement, pricing supplement and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1 888 227 2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue —Attn: US InvSol Support, New York, NY 10019.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”,”500” and “Standard & Poor’s 500TM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use byBarclays Bank PLC . The Securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities. ©2011, Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE